UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2004

TERRA INDUSTRIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-8520	52-1145429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre

600 Fourth Street, P.O. Box 6000

Sioux City, Iowa 51102-6000

(712) 277-1340

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

Attached hereto is the Registration Rights Agreement entered into in connection with the previously announced sale by Anglo American of Terra shares to Perry Capital, which closed today.

Item 7. Exhibits

99.1	Registration Rights Agreement by and among Terra Industries Inc., Taurus Investments S.A. and the other Shareholders Named Therein dated August 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

/s/ Mark A. Kalafut
Mark A. Kalafut
Vice President, General Counsel and
Corporate Secretary

Date: August 16, 2004